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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     ------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            GATEWAY BANCSHARES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Georgia                                         58-2202210
 ---------------------------------------                     -------------------
 (State of incorporation or organization)                    (I.R.S. employer
                                                             identification no.)

 5102 Alabama Highway, Ringgold, Georgia                           30736
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 (Address of principal executive offices)                        (zip code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box.[ ]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                      None.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

         TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                     EACH CLASS IS TO BE REGISTERED
         -------------------                     ------------------------------

         Common Stock, $5.00 par value per share

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This Registration Statement contains a total of 3 pages.


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Common Stock of the Registrant registered hereby is incorporated by reference to the description of the Registrant's capital stock set forth in the Registrant's Registration Statement on Form SB-2, Registration No. 33-80855, as filed with the Securities and Exchange Commission, and any amendments to such Registration Statement filed subsequently thereto, including any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS

         The following exhibits are filed as part of the Registration Statement.

         3.1 Articles of Incorporation of Gateway Bancshares, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form SB-2 (Registration No. 33-80855)).

         3.2 Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form SB-2 (Registration No. 33-80855)).

         4.1 Instruments Defining the Rights of Security Holders. See Articles of Incorporation at Exhibit 3.1 hereto and Bylaws at
                  Exhibit 3.2 hereto.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      GATEWAY BANCSHARES, INC.



                                      By: /s/ Robert G. Peck
                                          --------------------------------------
                                          Robert G. Peck
                                          President and Chief Executive Officer



                                      Dated: April 30, 1998


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